Exhibit (b)(4)

From:               Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International”) as Agent (as defined below) for and on behalf of the other Finance Parties (as defined below)

To:                             Acorn B.V. as Parent (as defined below) for itself and as Obligors’ Agent (as defined below) for the other Obligors party to the Senior Facilities Agreement (each as defined below)

Oudeweg 147

NL-2031 CC Haarlem

The Netherlands

6 September 2013

Dear Sirs

Project Oak — Amendment to Senior Facilities Agreement (as defined below)

1.                                      Background

(a)                                 We refer to the EUR3,300,000,000 senior facilities agreement between, among others, Acorn B.V. as parent (the “Parent” and “Obligors’ Agent” ), Oak Leaf B.V. as company, Banc of America Securities Limited, Citigroup Global Markets Limited, Morgan Stanley Bank International Limited and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International, London branch”) as joint global coordinators and bookrunners and as mandated lead arrangers and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International”) as agent (the “Agent”) and security agent dated 12 April 2013 as amended on 6 June 2013 and 25 June 2013 (the “Senior Facilities Agreement”).

(b)                                 This letter is supplemental to, and amends, the Senior Facilities Agreement.

2.                                      Definitions and Interpretation

(a)                                 Unless otherwise defined in this letter, capitalised terms shall have the meanings ascribed to them in the Senior Facilities Agreement.

(b)                                 The principles of construction set out in the Senior Facilities Agreement shall have effect as if set out in this letter in full.

3.                                      Syndication Date

The Agent confirms that as at the date of this letter, the Syndication Date (as amended in accordance with paragraph 4.2(k) below) has occurred.

4.                                      Amendments and waivers

4.1                               Pursuant to clause 43 (Amendments and Waivers) of the Senior Facilities Agreement, the requisite percentage of Lenders have consented to the amendments, waivers and

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agreements contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

4.2                               With effect from the date on which this letter is countersigned by you, the Senior Facilities Agreement shall be amended as follows.

(a)                                 The definition of “Agreed Holding Company Articles” shall be deleted and replaced with the following:

“Agreed Holding Company Articles” means the articles of association (statuten) of Acorn Holding B.V. substantially in the form of the draft provided to the Agent prior to the first Utilisation Date.

(b)                                 The following definition shall be added to Clause 1.1 (Definitions):

“Alternative Transaction Structure” means the acquisition by the Company of certain of the Target Shares through a merger of the Target with an indirect Subsidiary of the Company and a subsequent sale and transfer of all the issued and outstanding shares in the capital of that Subsidiary by its immediate Holding Company to the Company and the subsequent liquidation of that Holding Company, as set out in more detail in the Structure Memorandum.

(c)                                  The definition of “Group Structure Chart” shall be deleted and replaced with the following definition:

“Group Structure Chart” means the group structure chart in the form delivered to the Agent on or immediately prior to the first Utilisation Date.

(d)                                 In paragraph (a) of the definition of “Change of Control” the words “of the Investors” shall be deleted at the end of the paragraph.

(e)                                  In the definition of “Investors”, the “,” after the word “BDT” shall be deleted and the word “LLC” shall be deleted after the word “LP”.

(f)                                   The wording “paragraphs (a), (b), (c), (j), (l) and (m) of 27.31 (The Offer)” in the definition of “Major Default” shall be replaced with the wording “paragraphs (a), (b), (c), (j), (l), (m) and (o) of Clause 27.31 (The Offer)”.

(g)                                  In paragraph (a) of the definition of “Material Company”, the words “Oak Leaf Finance Holding B.V.” shall be deleted and row 1 in Schedule 2 Part III (Transaction Security Documents to be delivered by Additional Guarantors) shall be deleted and the remaining rows renumbered accordingly.

(h)                                 A new definition of “New Oak B.V.” shall be inserted as follows:

“New Oak B.V.” means a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its statutory seat in Amsterdam, The Netherlands and registered with the chamber of commerce under number 58077316.

(i)                                     A new definition of “Oak Sub B.V.” shall be inserted as follows:

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“Oak Sub B.V.” means a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its statutory seat in Amsterdam, The Netherlands and registered with the chamber of commerce under number 58078762.

(j)                                    In paragraph (f) of the definition of “Permitted Loan”, the words “Permitted Payment” shall be deleted in paragraph (f) and replaced with the words “Permitted Distribution”.

(k)                                 The definition of “Structure Memorandum” shall be deleted and replaced by the following definition:

“Structure Memorandum” means the structure paper dated 20 August 2013 entitled “Project Oak — Structure Paper” describing the Group, the Acquisition and the Alternative Transaction Structure and prepared by Ernst & Young in the agreed form addressed to and/or capable of being relied upon by, the Reliance Parties.

(l)                                     The definition of “Syndication Date” shall be deleted and replaced with the following:

“Syndication Date” means the earliest of (i) the date falling six months after the date the Initial Announcement is made; (ii) the date falling three months after the first Utilisation Date; and (iii) the date on which Successful Syndication (as defined in the Syndication Letter) has occurred.

(m)                             Paragraph (a)(i) of Clause 3.1 (Purpose) shall be deleted and replaced with the following:

“payment of the consideration for the Target Shares payable pursuant to on market purchases, the Offer (including in accordance with the Alternative Transaction Structure) or the Squeeze-Out Procedure and payment of the consideration for the shares in Oak Sub B.V. from New Oak B.V. as set out in the Structure Memorandum”.

(n)                                 In paragraph (b) of Clause 27.10 (Holding Companies), the words “, promptly following the first Utilisation Date,” shall be added after the words “credit balances are”.

(o)                                 The following new paragraph (o) will be added to Clause 27.31 (The Offer):

“(o)                           If the Company elects to carry out the Alternative Transaction Structure, it shall use all reasonable endeavours to take all the actions set out in pages 32 to 51 of the Structure Memorandum as soon as practicable.”.

(p)                                 The words “Subject to the Agreed Security Principles,” shall be added at the start of Clause 27.29 (Guarantors) and Clause 27.33 (Conditions Subsequent).

4.3                               In the event the Company confirms to the Agent that it intends to undertake the Alternative Transaction Structure, the Majority Lenders agree that for the purposes of paragraph (j) and (l)(i) of Clause 27.31 (The Offer) the Offer may, if an Acceptance

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Level of less than 95% has been achieved, be declared unconditional at an Acceptance Level of at least 80%, subject to satisfaction of the conditions set out in the letter dated 6 September 2013 from the Agent to the Parent (the “Alternative Transaction Conditions”). For the avoidance of doubt, the Majority Lenders agree that, subject to satisfaction of the Alternative Transaction Conditions, the implementation of the Alternative Transaction Structure will not constitute a breach of any of the provisions of the Clause 27.31 (The Offer) of the Senior Facilities Agreement.

5.                                      Miscellaneous

5.1                               Continuing Obligations

(a)                                 From the date on which this letter is countersigned by you, the Senior Facilities Agreement and this letter will be read and construed as one document.

(b)                                 The provisions of the Senior Facilities Agreement and the other Finance Documents shall, save as amended and/or waived by this letter, continue in full force and effect.

5.2                               Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

5.3                               Third Party Rights

A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this letter.

5.4                               Finance Document

In accordance with the Senior Facilities Agreement, the Agent and the Parent designate this letter as a Finance Document.

5.5                               Incorporation of Terms

The provisions of clauses 39 (Notices), 41 (Partial Invalidity), 42 (Remedies and Waivers) and 47 (Enforcement) of the Senior Facilities Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” or “the Finance Documents” were references to this letter.

5.6                               Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

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Please confirm your agreement to the above by signing and returning the enclosed copy of this letter.

Yours faithfully

/s/ S. Jurjens-Schoonhoven	/s/ M. van Dort
For and on behalf of

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS “RABOBANK

INTERNATIONAL”)

as Agent for and on behalf of the Finance Parties

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We acknowledge, agree and accept the terms of this letter.

/s/ Joachim Creus	/s/ Markus Hopmann
For and on behalf of
ACORN B.V.
as Parent for itself and as Obligors’ Agent.

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From:               Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International”) as Agent (as defined below) for and on behalf of the other Finance Parties (as defined below)

To:                             Acorn B.V. as Parent (as defined below) for itself and as Obligors’ Agent (as defined below) for the other Obligors party to the Senior Facilities Agreement (each as defined below)

Oudeweg 147

NL-2031 CC Haarlem

The Netherlands

6 September 2013

Dear Sirs

Project Oak — Alternative Transaction Conditions

1.                                      Background

(a)                                 We refer to:

(i)                                     the EUR3,300,000,000 senior facilities agreement between, among others, Acorn B.V. as parent (the “Parent” and “Obligors’ Agent” ), Oak Leaf B.V. as company, Banc of America Securities Limited, Citigroup Global Markets Limited, Morgan Stanley Bank International Limited and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International, London branch”) as joint global coordinators and bookrunners and as mandated lead arrangers and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as “Rabobank International”) as agent (the “Agent”) and security agent dated 12 April 2013 as amended on 6 June 2013, 25 June 2013 and the date of this letter (the “Senior Facilities Agreement”); and

(ii)                                  the amendment letter addressed by us to you dated the date of this letter and related to the Senior Facilities Agreement (the “Amendment Letter”).

(b)                                 This letter is supplemental to the Amendment Letter and sets out the Alternative Transaction Conditions (as defined in the Amendment Letter).

2.                                      Definitions and Interpretation

(a)                                 Unless otherwise defined in this letter, capitalised terms shall have the meanings ascribed to them in the Senior Facilities Agreement.

(b)                                 The principles of construction set out in the Senior Facilities Agreement shall have effect as if set out in this letter in full.

3.                                      Alternative Transaction Conditions

3.1                               The Alternative Transaction Conditions (as defined in the Amendment Letter) are:

(a)                                 the conditions referred to in paragraph 3.2 below, which we acknowledge have already been satisfied;

(b)                                 the Acceptance Level is at least 80 per cent.;

(c)                                  the Offer Conditions set out in paragraphs (b) up to and including (m) of section 6.2.1 (Offer Conditions) of the Offer Memorandum have been satisfied;

(d)                                 receipt by the Agent, in form and substance satisfactory to it (acting reasonably), of a certificate by the Company signed by a director, certifying that the Alternative Transaction Structure Resolutions are in full force and effect as at the Acceptance Closing Date;

(e)                                  (i) receipt by the Agent, in form and substance satisfactory to it (acting reasonably), of a confirmation from the Company, Oak Sub and New Oak that, to the best of their knowledge and belief, as at the Acceptance Closing Date none of the events set out in paragraph 6.2.2(d) of the Offer Memorandum have occurred and (ii) as at the Acceptance Closing Date, the Agent has not received any substantive indication that such confirmation is incorrect which indication it reasonably believes to be true;

(f)                                   prior to the Acceptance Closing Date, none of the board members of the Target have resigned effectively (other than for personal reasons or the resignations of board members of the Target per the Settlement Date as envisaged by, and such term as defined in, the Offer Memorandum);

(g)                                  receipt by the Agent, in form and substance satisfactory to it (acting reasonably), of a copy of an executed deed of pledge of shares in Oak Sub by New Oak as pledgor in favour of the Security Agent as pledgee; and

(h)                                 receipt by the Agent, in form and substance satisfactory to it (acting reasonably), of a copy of an executed deed of pledge of shares in New Oak by the Company as pledgor in favour of the Security Agent as pledgee, including an automatic release of (i) the rights of pledge created under or pursuant to such deed of pledge and (ii) any rights and claims of the Security Agent against New Oak in relation to the Legal Merger pursuant to Article 2:319 of the Dutch Civil Code, upon the occurrence of the Share Sale.

3.2                               The Agent has received, in form and substance satisfactory to it:

(a)                                 evidence that prior to the EGM Date, the Merger Opposition Period has lapsed without any creditor having opposed (in verzet gekomen) the Legal Merger within the meaning of paragraph 2 of Article 2:316 of the Dutch Civil Code;

(b)                                 the Merger Proposal Certificates;

(c)                                  copies of the Alternative Transaction Structure Resolutions adopted unanimously (other than in respect of the resolution by the general meeting of shareholders of the Target) in accordance with the New Oak Articles of Association, the Oak Sub Articles of Association, or, as the case may be, the Target Articles of Association;

(d)                                 a copy of the Tax Ruling;

(e)                                  a copy of the Euroclear Confirmation; and

(f)                                   a copy of the Euronext Confirmation.

4.                                      Miscellaneous

4.1                               Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

4.2                               Third Party Rights

A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this letter.

4.3                               Finance Document

In accordance with the Senior Facilities Agreement, the Agent and the Parent designate this letter as a Finance Document.

4.4                               Incorporation of Terms

The provisions of clauses 39 (Notices), 41 (Partial Invalidity), 42 (Remedies and Waivers) and 47 (Enforcement) of the Senior Facilities Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” or “the Finance Documents” were references to this letter.

4.5                               Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

SCHEDULE 1:  DEFINITIONS

“Acceptance Closing Date” has the meaning given to that term in the Offer Memorandum.

“Alternative Transaction Structure” means the acquisition by the Company of certain of the Target Shares through the Legal Merger and the subsequent Share Sale and Liquidation as set out in more detail in the Structure Memorandum.

“Alternative Transaction Structure Resolutions” means:

(a)                                 the approval by the board of the Target to enter into the Legal Merger as evidenced by the Merger Protocol;

(b)                                 the resolution by the general meeting of shareholders of the Target to enter into the Legal Merger;

(c)                                  the resolution by the management board of New Oak to enter into the Legal Merger;

(d)                                 the resolution by the general meeting of New Oak to enter into the Legal Merger;

(e)                                  the resolution by the management board of Oak Sub to enter into the Legal Merger; and

(f)                                   the resolution by the general meeting of Oak Sub to enter into the Legal Merger,

each in form and substance satisfactory to the Agent (acting reasonably).

“EGM” has the meaning given to that term in the Offer Memorandum

“EGM Date” means the date of the EGM.

“Euroclear Confirmation” means a confirmation from Euroclear that the shares in the capital of New Oak can be included in the giro deposit system (girodepot) within the meaning of Article 8(a) of the Giro Securities Act (Wet giraal effectenverkeer).

“Euronext Confirmation” means a confirmation from Euronext that (i) the Target will be delisted pursuant to the Legal Merger or (ii) it has no authority to object against such delisting.

“Legal Merger” has the meaning given to that term in the Offer Memorandum.

“Liquidation” has the meaning given to that term in the Offer Memorandum.

“Merger Opposition Period” means the statutory opposition period referred to in paragraph 2 of Article 2:316 of the Dutch Civil Code.

“Merger Proposal Certificates” means the certificates of the Target, Oak Sub and New Oak confirming that there have been no changes in circumstances of which the parties to the Legal Merger and the general meeting of shareholders of each of the parties to the Legal Merger should have been informed pursuant to Article 2:315 of the Dutch Civil Code or, if there have been such changes, confirming that the parties to the Legal Merger and the general meeting of shareholders of each of the parties to the Legal Merger have been informed accordingly.

“Offer Conditions” has the meaning given to that term in the Offer Memorandum.

“New Oak” means New Oak B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, which is, prior to the Legal Merger, wholly owned by the Company.

“New Oak Articles of Association” means the articles of association of New Oak from time to time.

“Oak Sub” means Oak Sub B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, which is wholly owned by New Oak.

“Oak Sub Articles of Association” means the articles of association of Oak Sub from time to time.

“Share Sale” has the meaning given to that term in the Offer Memorandum.

“Target Articles of Association” means the articles of association of the Target from time to time.

“Tax Ruling” means the tax ruling referred to in Step A-25 and Step A-29 of the Structure Memorandum confirming that:

(a)                                 Oak Sub can form a fiscal unity with DE US Inc, Sara Lee International B.V., DEMB Holding B.V. and the fiscal unity with DEMB International B.V. as parent; and

(b)                                 the merger carry over rules for dividend withholding tax purposes apply equally to the Legal Merger resulting in a paid up capital of New Oak that is recognised for tax purposes of approximately EUR 9.951 per share.

Please confirm your agreement to the above by signing and returning the enclosed copy of this letter.

Yours faithfully

/s/ S. Jurjens-Schoonhoven	/s/ M. van Dort
For and on behalf of

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS “RABOBANK

INTERNATIONAL”)

as Agent for and on behalf of the Finance Parties

We acknowledge, agree and accept the terms of this letter.

/s/ Joachim Creus	/s/ Markus Hopmann
For and on behalf of
ACORN B.V.
as Parent for itself and as Obligors’ Agent.